Exhibit 99.1

Accuray Announces Preliminary Fourth Quarter and Fiscal Year 2017 Results

Q4 Revenue Expected to be Approximately $111.5-$112 Million and Q4 Gross Orders Expected to be Approximately

$86 Million; Accuray Expects to Finish Fiscal Year with Approximately $108 Million in Cash, Cash Equivalents & Investments

Preliminary Revenue and Product Order Results for Fourth Quarter and Fiscal Year 2017 Expected to be In Line with

Guidance Provided in April

SUNNYVALE, Calif., July 17, 2017 – Accuray Incorporated (NASDAQ: ARAY) announced today preliminary revenue and product orders for the fourth quarter and full fiscal year ended June 30, 2017, that are in line with guidance provided in April. The company anticipates reporting its full financial results for the fourth quarter and fiscal year 2017 on August 22, 2017. The preliminary results reported have not been audited and are subject to change.

The company announced the following preliminary results for the fourth quarter and full fiscal year:

•                  Revenue for the fourth quarter is expected to be approximately $111.5-$112.0 million. For the full fiscal year, revenue is expected to be approximately $382.8-$383.3 million

•                  Gross product orders for the fourth quarter are expected to be approximately $86 million; full fiscal year gross product orders are expected to be approximately $298 million

•                  Ending backlog as of June 30th is expected to be approximately $453 million, an increase of 12 percent over prior fiscal year

•                  Age-outs and cancellations during the fourth quarter are expected to be approximately $19 million and $4 million, respectively

•                  Cash, cash equivalents, investments and restricted cash are expected to be approximately $108 million as of June 30, 2017, an increase of $11.4 million from March 31, 2017, primarily due to working capital improvements offset by total debt reduction of $10 million

“Our fourth quarter revenue growth was driven by improved performance in both our Europe and Asia Pacific regions and we finished the fiscal year with renewed momentum resulting from our increased focus on converting backlog to revenue,” said Joshua H. Levine, president and chief executive officer of Accuray. “We also had double digit gross order growth in the second half of the fiscal year, driven by the full commercial launch of our Radixact system and continued strong demand for our CyberKnife system.  During the fourth quarter, we continued to improve the company’s balance sheet with a new $52 million revolving loan agreement that reduces our annual interest costs by $2 million versus our prior secured term loan and we reduced our total debt by $10 million.  As we look forward to fiscal year 2018, we strongly believe we have the people, processes and product roadmap in place for continued growth in orders, revenues and market share.”

About Accuray

Accuray Incorporated (NASDAQ: ARAY) is a radiation oncology company that develops, manufactures, and sells precise, innovative tumor treatment solutions that set the standard of care with the aim of helping patients live longer, better lives. The company’s leading-edge technologies deliver the full range of radiation therapy and radiosurgery treatments.

Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate, but are not limited, to: Accuray’s preliminary results for Q4 and fiscal year 2017, Accuray’s company trajectory, Accuray’s ability to achieve its strategic objectives with respect to its balance sheet and refinancing of its existing convertible debt, and Accuray’s leadership position in radiation oncology innovation. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to the risks detailed from time to time under the heading “Risk Factors” in the company’s report on Form 10-K, filed on August 24, 2016, the company’s reports on Form 10-Q, filed on November 1, 2016, February 3, 2017, and May 5, 2017, and as updated periodically with the company’s other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to Accuray at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not put undue reliance on any forward-looking statements.

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Investor Contact:

Doug Sherk

Investor Relations, EVC Group

+1 (415) 652-9100

dsherk@evcgroup.com

Media Contact:

Beth Kaplan

Accuray

+1 (408) 789-4426

bkaplan@accuray.com